                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Tenet Healthcare Corporation


We consent to the incorporation by reference in Pre-effective Amendment No. 2 to the Registration Statement on Form S-3 of Province Healthcare Company of our report dated December 5, 1999, with respect to the combined balance sheet of Minden Medical Center and Trinity Valley Medical Center including certain medical office buildings and other healthcare businesses related to the operations of these hospitals (collectively the "Tenet Province Hospitals") as of May 31, 1999, and the related combined statements of operations and changes in ownership equity and cash flows for the year then ended, which report appears in the Form 8-K/A Amendment No. 1 of Province Healthcare Company dated December 17, 1999, and to the reference to our firm under the heading "Experts" in the prospectus.

                                             /s/ KPMG LLP


Dallas, Texas
March 15, 2001